Exhibit 4.19

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of December 15, 2004 (this “Amendment”), to the Credit Agreement referred to below by and among ONESOURCE HOLDINGS, INC., a Delaware corporation (“OHI”), SOUTHERN MANAGEMENT CO., an Alabama partnership (“SMC”), and each of OHI’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with OHI and SMC are sometimes collectively referred to herein as “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as Lender (in such capacity, “Lender”), and as Agent for Lenders (in such capacity “Agent”).

W I T N E S S E T H

WHEREAS, Borrowers, the other Credit Parties signatory thereto, Lender and Agent are parties to that certain Credit Agreement, dated as of March 17, 2004, as amended by that certain First Amendment to Credit Agreement and Waiver, dated as of September 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrowers have notified Agent that OHI has failed to close its deposit, lockbox or other accounts with Wachovia Bank, National Association on or before the date that was forty-five (45) days after the Closing Date (the “Default”); and

WHEREAS, Borrowers have requested that Agent and Lender waive the Default and make certain amendments to the Credit Agreement and Agent and Lender are willing to do so in the manner, and on the terms and conditions, provided for herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrowers, Lender and Agent hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended hereby.

2. Amendment to Section 2.3 of the Credit Agreement. Section 2.3, Conditions Subsequent to Initial Advances, of the Credit Agreement is hereby amended as of the Second Amendment Effective Date (as hereinafter defined) by deleting subsection 2.3(a) in its entirety and by substituting the following in lieu thereof:

“(a) by December 31, 2004, Borrowers shall deliver to Agent evidence that OHI has closed those deposit, lockbox or other accounts with Wachovia Bank, National Association and The Bank of New York listed on Disclosure Schedule 2.3(a) and deliver to Agent an updated Disclosure Schedule 3.19, reflecting the absence of such accounts;”

3. Amendment to Annex A to the Credit Agreement. Annex A (“Definitions”) to the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the following definitions in the appropriate alphabetical order:

““Second Amendment” shall mean that certain Second Amendment to Credit Agreement and Waiver Agreement dated as of December 15, 2004 by and among Borrowers, the other Credit Parties signatory thereto, Lender and Agent.””

““Second Amendment Effective Date” shall mean the Second Agreement Effective Date as defined in Section 12 of the Second Amendment.””

4. Amendments to Annex C to Credit Agreement. Annex C (“Cash Management System”) to the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) By deleting subsection (a) in its entirety and by substituting the following in lieu thereof:

“(a) On or before the Closing Date and until the Termination Date, Credit Parties shall (i) establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule 3.19, and shall request in writing and otherwise take such reasonable steps to ensure that all Accounts Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box and including, without limitation, all amounts deposited in any account held with Wachovia Bank, National Association and The Bank of New York prior to the closure of such accounts pursuant to Section 2.3(a)) into one or more Blocked Accounts in such Credit Party’s name or any such Subsidiary’s name and at a bank identified in Disclosure Schedule 3.19 (each, a “Relationship Bank”). On or before the Closing Date, Borrower Representative shall have established one or more concentration accounts in its name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank or banks that shall be designated as the Concentration Account Bank for the Credit Parties in Disclosure Schedule 3.19 (each a “Concentration Account Bank” and collectively, the “Concentration Account Banks”), which banks shall be reasonably satisfactory to Agent.”

(b) By deleting subsection (i) in its entirety and by substituting the following in lieu thereof:

“(i) (i) SMC shall not permit the aggregate amount of funds credited to all of its accounts held with Columbus Bank and Trust to exceed (A) $1,500,000.00 at any time a Revolving Loan to, or for the benefit of, SMC is outstanding and (B)

$2,600,000.00 at all other times and, in each case, shall not allow any other Person to have a control agreement on its accounts held with Columbus Bank and Trust; (ii) the Credit Parties shall cause the aggregate funds in each of the following accounts held with Wachovia Bank, National Association to be transferred via wire transfer to a Blocked Account on each Business Day: 2080000696461, 2079930005502, 2020000451174, 2079930006433, 2020000436364 and 2020000439963; and (iii) the Credit Parties shall not have deposits in any deposit accounts or securities accounts (except deposits in the accounts set forth on Disclosure Schedule 2.3 prior to the closure of such accounts pursuant to Section 2.3 and deposits in any accounts held with Wachovia Bank, National Association prior to the transfer thereof pursuant to clause (ii) hereof ) in excess of $75,000 in any account or $150,000 in the aggregate outstanding at any one time unless the applicable securities intermediary or bank, the applicable Credit Party and Agent, for the benefit of itself and Lenders, have entered into a tri-party blocked account agreement, in form and substance reasonably acceptable to Agent, as may be necessary to perfect (and further establish) the Agent’s Liens in such deposit accounts or securities accounts.”

5. Amendment to Disclosure Schedule 2.3(a). Disclosure Schedule 2.3(a) is hereby amended as of the Second Amendment Effective Date by deleting such Disclosure Schedule in its entirety and by substituting the Disclosure Schedule 2.3(a) attached to this Amendment as Annex A in lieu thereof.

6. Amendment to Disclosure Schedule 3.19. Disclosure Schedule 3.19 is hereby amended as of the Second Amendment Effective Date by deleting such Disclosure Schedule in its entirety and by substituting the Disclosure Schedule 3.19 attached to this Amendment as Annex B in lieu thereof.

7. Waivers. Upon the Second Amendment Effective Date, the Agent hereby waives the Default caused by the Borrowers’ failure to comply with Section 2.3(a) of the Credit Agreement solely until December 31, 2004; provided, however, that the foregoing waiver shall not waive Borrowers’ agreement to be bound by Section 2.3(a) as amended hereby.

8. Representations and Warranties. To induce Lender and Agent to enter into this Amendment, each Borrower hereby represents and warrants that:

(a) The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate power and have been duly authorized by all necessary corporate, partnership and shareholder action.

(b) This Amendment has been duly executed and delivered by or on behalf of such Borrower.

(c) This Amendment constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) No Default has occurred and is continuing after giving effect to this Amendment.

(e) No action, claim or proceeding is now pending or, to the knowledge of such Borrower, threatened against any Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges any Borrower’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Credit Agreement as amended hereby or any other Loan Document, or the validity or enforceability of this Amendment, the Credit Agreement as amended hereby or any other Loan Document or any action taken under this Amendment, the Credit Agreement as amended hereby or any other Loan Document or (ii) which, if determined adversely, is reasonably likely to have or result in a Material Adverse Effect after giving effect to this Amendment. To the knowledge of each Borrower, there does not exist a state of facts that is reasonably likely to give rise to such proceedings.

9. No Other Amendments or Waivers. Except as expressly amended herein, the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. This Amendment shall not constitute a modification of the Credit Agreement, a waiver of any provision thereof or a course of dealing with Agent or Lender at variance with the Credit Agreement such as to require further notice by Agent or Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that Agent and Lender reserve the right to, and do in fact require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

10. Outstanding Indebtedness; Waiver of Claims. Each Borrower hereby acknowledges and agrees that as of the close of business on December 6, 2004 the aggregate outstanding principal amount of the Revolving Loan owed by the OHI Borrowers is $32,759,581.94 and the aggregate outstanding principal amount of the Revolving Loan owed by SMC is $0.00 and that such principal amounts are payable pursuant to the Credit Agreement, as amended hereby, without defense, offset, withholding, counterclaim or deduction of any kind. Each Borrower hereby waives, releases, remises and forever discharges Lender, Agent and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, that such Borrower ever had, now has or might hereafter have against Lender or Agent that relates, directly or indirectly, to any acts or omissions of Lender, Agent or any other Indemnified Person on or prior to the Amendment Effective Date.

11. Expenses. Each Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Lender and Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

12. Effectiveness. This Amendment shall become effective as of December 15, 2004 (the “Second Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to such date:

(a) Documents. Agent shall have received 4 original copies of this Amendment duly executed and delivered by Lender, Agent and Borrowers and consented and agreed to by each of the Guarantors.

(b) Updated Disclosure Schedules. Agent shall have received an updated Disclosure Schedule 2.3(a) and an updated Disclosure Schedule 3.19, each reflecting information accurate as of the Second Amendment Effective Date.

(c) Payment of Expenses. Borrower shall have paid to Agent the Amendment Fee and to Lender and Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Lender and Agent (including, without limitation, reasonable legal fees and expenses).

(d) Representations and Warranties. All representations and warranties of or on behalf of the Loan Parties in this Amendment and all the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 12 have been satisfied.

In the event that each of the foregoing conditions precedent has not been satisfied on or prior to December 16, 2004, this Amendment shall become, upon written notice by Agent to Borrowers, null and void and of no force or effect.

13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed signature page hereof by facsimile transmission or via email transmission of an Adobe portable document format file (also known as a “PDF File”) shall be effective as delivery of a manually executed counterpart hereof.

15. Loan Document. This Amendment shall be deemed to be a “Loan Document” for all purposes.

16. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWERS

ONESOURCE HOLDINGS, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

COASTAL STATES INDUSTRIES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

KEY SERVICES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE BUILDING SERVICES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE ENERGY SERVICES, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SECOND AMENDMENT TO CREDIT AGREEMENT

Signature page 1

ONESOURCE FACILITY SERVICES, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE FRANCHISE SYSTEMS, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE LANDSCAPE & GOLF SERVICES, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE MAINTENANCE, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE MALL SERVICES, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE MANAGEMENT, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SECOND AMENDMENT TO CREDIT AGREEMENT

Signature page 2

ONESOURCE METAL & MARBLE, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE N.Y., INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE PAINTING, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE SERVICES HOLDINGS, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

SOUTHERN MANAGEMENT CO.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Attorney in Fact

TOTAL BUILDING MAINTENANCE, INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SECOND AMENDMENT TO CREDIT AGREEMENT

Signature page 3

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/ William R. Doolittle
Duly Authorized Signatory

Each of the undersigned Guarantors hereby (i) acknowledges and consents to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

Acknowledged, consented and agreed to as of this 15th day of December, 2004.

ESCO EXTERMINATING SERVICES CO., INC.

By:	/s/ Michael S. Bindeman
Name:	Michael S. Bindeman
Title:	Senior Vice President

ONESOURCE PEST CONTROL, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

ONESOURCE PROPERTY HOLDINGS, INC.

By:	/s/ Scott E. Friedlander
Name:	Scott E. Friedlander
Title:	Vice President & Secretary

SECOND AMENDMENT TO CREDIT AGREEMENT

Signature page 4

ANNEX A

DISCLOSURE SCHEDULE 2.3(a)

TO

CREDIT AGREEMENT

See Attached

ANNEX B

DISCLOSURE SCHEDULE 3.19

TO

CREDIT AGREEMENT

See Attached